Québec [image of flag of Québec]

CERTIFICATE OF AMENDMENT

The Companies Act, Part IA

(R.S.Q., c. C-38)

I certify hereby that the company

RESSOURCES X-CHEQUER INTERNATIONAL INC.

amended its articles on June 16 2004, in conformity with part IA of the Companies Act, as stated in the articles of amendment attached hereto.

[*signature*]
CERTIFIED COPY

Filed with the registrar June 16 2004
under Québec enterprise number 1140348377

seal of the enterprise registrar

[*signature*]
acting enterprise Registrar

N630I17X73R81JA

Québec [image of flag of Québec]	Form 5
The Inspector general	ARTICLES OF AMENDMENT
of financial institutions	The Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate Name

RESSOURCES X-CHEQUER INTERNATIONAL INC.

2	[ ] Application presented in conformity with Section 123.140 and following of the Companies Act

3	The company’s articles are amended as follows:

the name of the company is amended to be from now on:

RESSOURCES X-CHEQUER INTERNATIONAL INC.
4	Effective date, if different from date	5	Corporate name (or designating number) prior to
	of filing (see instructions)		amendment, if different from that mentioned in
			item 1

			RESSOURCES X-CHEQUER INC.

If space is insufficient, attach an appendix in duplicate.

CERTIFIED COPY
  [signature]

Signature of

authorized director	[signature]

For departmental use only		C-215 (v. 2001-03)

[stamp]
Québec [image of flag of Québec]
              Filed on
              June 16 2004
The enterprise
registrar